Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2014

Q1 2014 Financial Highlights

•	Revenue: $479.0 million

•	GAAP earnings per share: $0.43

•	Non-GAAP earnings per share: $0.59

MOUNTAIN VIEW, Calif. – Feb. 19, 2014 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its first quarter of fiscal year 2014.

For the first quarter of fiscal year 2014, Synopsys reported revenue of $479.0 million, compared to $475.1 million for the first quarter of fiscal 2013, an increase of approximately 1 percent.

“Synopsys began the year with a strong first quarter, featuring continued customer successes and excellent progress preparing for a number of upcoming product announcements,” said Aart de Geus, chairman and co-CEO of Synopsys. “While customers are cautious in their spending, technology demands continue unabated, making great EDA and IP solutions essential for their success.”

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GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2014 was $67.7 million, or $0.43 per share, compared to $69.9 million, or $0.45 per share, for the first quarter of fiscal 2013.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2014 was $93.1 million, or $0.59 per share, compared to non-GAAP net income of $103.0 million, or $0.67 per share, for the first quarter of fiscal 2013. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Fiscal first quarter 2013 GAAP and non-GAAP results included the impact of the reinstatement of the federal R&D tax credit for 2012 and 2013.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2014. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in fiscal year 2014. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2014 Targets:

•	Revenue: $505 million - $515 million

•	GAAP expenses: $422 million - $444 million

•	Non-GAAP expenses: $377 million - $387 million

•	Other income and expense: $0 - $1 million

•	Tax rate applied in non-GAAP net income calculations: approximately 24 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.33 - $0.41

•	Non-GAAP earnings per share: $0.60 - $0.62

Full Fiscal Year 2014 Targets:

•	Revenue: $2.03 billion - $2.065 billion

•	Other income and expense: $8 million - $11 million

•	Tax rate applied in non-GAAP net income calculations: approximately 24 percent

•	Fully diluted outstanding shares: 155 million - 159 million

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•	GAAP earnings per share: $1.72 - $1.83

•	Non-GAAP earnings per share: $2.55 - $2.60

•	Cash flow from operations: $425 million - $450 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring and the effect of tax settlements with tax authorities, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

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Reconciliation of First Quarter Fiscal Year 2014 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2014 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2014	2013
GAAP net income	$67,696	$69,922
Adjustments:
Amortization of intangible assets	28,131	32,403
Stock compensation	18,118	17,701
Acquisition-related costs	1,074	1,836
Inventory fair value adjustment	—	1,809
Facility restructuring charges	—	(272)
Tax settlement impacts	(10,267)	—
Tax adjustments	(11,665)	(20,432)

Non-GAAP net income	$93,087	$102,967

	Three Months Ended January 31,
	2014	2013
GAAP net income per share	$0.43	$0.45
Adjustments:
Amortization of intangible assets	0.18	0.21
Stock compensation	0.12	0.12
Acquisition-related costs	0.01	0.01
Inventory fair value adjustment	—	0.01
Facility restructuring charges	—	(0.00)
Tax settlement impacts	(0.07)	—
Tax adjustments	(0.08)	(0.13)

Non-GAAP net income per share	$0.59	$0.67

Shares used in calculation	156,756	154,531

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Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2014 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2014 (1)
	Low	High
Target GAAP expenses	$422,000	$444,000
Adjustment:
Estimated impact of amortization of intangible assets	(27,000)	(35,000)
Estimated impact of stock compensation expense	(18,000)	(22,000)

Target non-GAAP expenses	$377,000	$387,000

	Range for Three Months Ending April 30, 2014 (1)
	Low	High
Target GAAP earnings (loss) per share	$0.33	$0.41
Adjustment:
Estimated impact of amortization of intangible assets	0.22	0.17
Estimated impact of stock-based compensation	0.14	0.11
Net non-GAAP tax effect	(0.09)	(0.07)

Target non-GAAP earnings per share	$0.60	$0.62

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2014 Targets

	Range for Fiscal Year Ending October 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$1.72	$1.83
Adjustment:
Estimated impact of amortization of intangible assets	0.74	0.69
Estimated impact of stock-based compensation	0.52	0.48
Estimated Impact of tax settlement	(0.07)	(0.07)
Tax effect	(0.36)	(0.33)

Target non-GAAP earnings per share	$2.55	$2.60

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ second quarter and fiscal year end on May 3, and November 1, 2014, respectively. For presentation purposes, the periods refer to the closest calendar month end.

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Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 318297, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the second fiscal quarter in May 2014. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter fiscal year 2014 earnings call in May 2014, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2014 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2014 in its quarterly report on Form 10-Q to be filed by March 13, 2014.

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About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions, products, technologies, business model, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

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•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2014; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2014; and cash flow from operations on a GAAP basis for fiscal year 2014 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) general economic conditions, and (x) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2013. Furthermore, Synopsys’ actual tax rates applied to income for the second quarter and fiscal year 2014 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2014 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

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Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2014	2013
Revenue:
Time-based license	$400,146	$385,959
Upfront license	33,972	30,789
Maintenance and service	44,833	58,389

Total revenue	478,951	475,137
Cost of revenue:
License	62,825	64,492
Maintenance and service	20,271	20,055
Amortization of intangible assets	22,753	26,516

Total cost of revenue	105,849	111,063

Gross margin	373,102	364,074
Operating expenses:
Research and development	167,543	157,510
Sales and marketing	105,792	101,758
General and administrative	34,233	37,938
Amortization of intangible assets	5,378	5,887

Total operating expenses	312,946	303,093

Operating income	60,156	60,981
Other income (expense), net	11,028	10,749

Income before income taxes	71,184	71,730
Provision (benefit) for income taxes	3,488	1,808

Net income	$67,696	$69,922

Net income per share:
Basic	$0.44	$0.46
Diluted	$0.43	$0.45

Shares used in computing per share amounts:
Basic	154,066	151,477

Diluted	156,756	154,531

(1)	Synopsys’ first quarter of fiscal 2014 and 2013 ended on February 1, 2014 and February 2, 2013, respectively. For presentation purposes, we refer to periods ended January 31.

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SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2014	October 31, 2013
ASSETS:
Cash and cash equivalents	$893,053	$1,022,441
Accounts receivable, net	246,774	256,026
Deferred income taxes	93,409	92,058
Income taxes receivable and prepaid taxes	19,142	18,277
Prepaid and other current assets	68,487	59,175

Total current assets	1,320,865	1,447,977
Property and equipment, net	197,335	197,600
Goodwill	1,966,819	1,975,971
Intangible assets, net	307,912	335,425
Long-term prepaid taxes	7,119	7,935
Long-term deferred income taxes	235,460	243,066
Other long-term assets	156,646	150,961

Total assets	$4,192,156	$4,358,935

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$217,404	$358,197
Accrued income taxes	11,217	7,168
Deferred revenue	778,082	827,554
Short-term debt	30,000	30,000

Total current liabilities	1,036,703	1,222,919
Long-term accrued income taxes	50,630	53,064
Long-term deferred revenue	54,743	54,736
Long-term debt	67,500	75,000
Other long-term liabilities	159,365	164,939

Total liabilities	1,368,941	1,570,658
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 154,053 and 154,169 shares outstanding, respectively	1,541	1,542
Capital in excess of par value	1,601,935	1,597,244
Retained earnings	1,382,199	1,324,854
Treasury stock, at cost: 3,211 and 3,095 shares, respectively	(116,035)	(106,668)
Accumulated other comprehensive loss	(46,425)	(28,695)

Total stockholders’ equity	2,823,215	2,788,277

Total liabilities and stockholders’ equity	$4,192,156	$4,358,935

(1)	Synopsys’ first quarter of fiscal 2014 ended on February 1, 2014, and its fourth quarter of fiscal 2013 ended on November 2, 2013. For presentation purposes, the periods refer to the closest calendar month end.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67,696	$69,922
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	43,714	47,064
Stock compensation	18,118	17,700
Allowance for doubtful accounts	(400)	2,083
Gain on sale of investments	(6,529)	—
Deferred income taxes	5,891	(4,900)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	7,910	20,341
Prepaid and other current assets	(13,635)	(23,329)
Other long-term assets	(6,695)	(10,484)
Accounts payable and other liabilities	(134,902)	(152,207)
Income taxes	(10,068)	(1,597)
Deferred revenue	(44,992)	(56,031)

Net cash used in operating activities	(73,892)	(91,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	6,791	—
Purchases of property and equipment	(14,353)	(13,980)
Cash paid for acquisitions, net of cash acquired	(900)	—
Capitalization of software development costs	(902)	(825)

Net cash used in investing activities	(9,364)	(14,805)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(111)	(409)
Acquisition of non-controlling interest	—	(44,004)
Repayment of acquired debt	(7,748)	(7,619)
Issuances of common stock	21,581	15,615
Purchases of treasury stock	(54,747)	—

Net cash (used in) provided by financing activities	(41,025)	(36,417)
Effect of exchange rate changes on cash and cash equivalents	(5,107)	(7,357)

Net change in cash and cash equivalents	(129,388)	(150,017)
Cash and cash equivalents, beginning of the year	1,022,441	700,382

Cash and cash equivalents, end of the period	$893,053	$550,365

(1)	Synopsys’ first quarter of fiscal 2014 and 2013 ended on February 1, 2014 and February 2, 2013, respectively. For presentation purposes, we refer to periods ended January 31.

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